Exhibit 99.1

Old Second Bancorp, Inc.	For Immediate Release
(NASDAQ: OSBC)	July 24, 2013

Contact:	J. Douglas Cheatham
Chief Financial Officer
(630) 906-5484

Old Second Bancorp, Inc. Announces Second Quarter Net Income of $3.5 million

Continues to maintain strong capital ratios, improving asset quality and expense control.

Loan loss reserve release reflects overall credit quality management.

AURORA, IL, July 24, 2013 – Old Second Bancorp, Inc. (the “Company” or “Old Second”) (NASDAQ: OSBC), parent company of Old Second National Bank (the “Bank”), today announced results of operations for the second quarter of 2013.  The Company reported net income of $3.5 million, compared to  net income of $1.3 million in the second quarter of 2012.  The Company’s net income available to common shareholders of $2.2 million, or $0.15 per diluted share, for the quarter compared to net income available to common shareholders of $14,000, or $0.00 per diluted share, in the second quarter of 2012.

The Company reported net income of $8.9 million in the first half of 2013, compared to a loss of $1.7 million in the first half of 2012.  The Company’s net income available to common shareholders of $6.4 million, or $0.45 per diluted share, for the first half of 2013, compared to a net loss available to common shareholders of $4.2 million, or $0.29 per diluted share, in the first half of 2012.

Chairman Bill Skoglund said “Our second quarter and six month results are encouraging as we continue to transition to consistent, high quality earnings.  The economic and competitive environments remain challenging and we expect to be further tested as we progress through 2013.  We have received benefit from our traditional community banking programs in business and personal lending, deposit services, card services, wealth management and residential mortgage banking.  Further, our experienced and dedicated professional staff (augmented by several key additions) has continued to excel at our relationship approach to banking related services.  Last, our customers remain loyal to Old Second as a long standing organization with outstanding quality and deep roots in our market areas.

Mr. Skoglund continued “Customers continue to be cautious in expanding their businesses in an uncertain economy.  Our managers are fortifying relationships and building pipelines with current and prospective clients.  We expect to grow our businesses and provide outstanding service while continuing to maintain our disciplined approach.  Of course, dependable, high caliber earnings have been and will continue to be a top priority.”

“As we work through transition, it is critical that we be viewed as an institution that is unquestionably strong and stable.  To that end, our strength continues as measured in several ways  --  by declining Classified Assets (down to $141.1 million at June 30 from $168.0 million at March 31) and our Bank Leverage Capital Ratio (at 10.40% on June 30 compared to 9.94% for March 31 and 9.35% for June 30, 2012).”

The Company’s release of $1.8 million from its loan loss reserve for the second quarter of 2013 benefited earnings and compares to a $200,000 provision in the second quarter of 2012 and a $2.5 million release in the first quarter of 2013.  The second quarter release was done under our established loan loss reserve methodology.  The allowance for loan losses was 55.9% of nonperforming loans as of June 30, 2013, an increase from 55.3% as of March 31, 2013, and 35.8% a year earlier.  Old Second further improved its overall asset quality by maintaining an elevated level of investment securities.

2013 Financial Highlights/Overview

Earnings

•                 Second quarter net income before taxes of $3.5 million compared to net income before taxes of $1.3 million in the second quarter of 2012.  The increase was primarily due to release of $1.8 million in loan loss reserves and reduced other real estate expenses.

•                 In 2013, net income declined from $5.5 million in the first quarter to $3.5 million in the second quarter.  This decline primarily resulted from a $514,000 decline in net interest income, a reduction in the amount of loan loss reserve release from $2.5 million in the first quarter to a $1.8 million release in the second quarter and reduced gains on securities sales from $1.5 million in first quarter to $745,000 in the second quarter.

•                 Second quarter net income available to common stockholders of $2.2 million compared to net income available to common stockholders of $14,000 in the same quarter of 2012.

•                 The tax-equivalent net interest margin was 3.07% during the second quarter of 2013 compared to 3.65% in the same quarter of 2012.  The second quarter of 2013 was a decrease of 11 basis points compared to the first quarter of 2013.

•                 Noninterest income of $21.1 million was $219,000 higher in the first half of 2013 than in the same period of 2012 reflecting higher gains on securities sold, recapture of expense previously recorded on restricted stock awards and one time card services revenue.

•                 Noninterest expenses of $43.7 million were $3.4 million or 7.1% lower in the first half of 2013 than in the same period of 2012, reflecting overall expense control and reduced expenses in most categories most notably in other real estate owned (“OREO”) expenses (down $3.8 million year over year on elevated but improved valuation adjustment expense) and legal fees at least partially on accounting recovery of some legal fees paid on OREO.

Capital

	June 30,	March 31,	Basis Point
	2013	2013	Change
The Bank’s leverage capital ratio	10.40%	9.94%	0.46%
The Bank’s total capital ratio	16.30%	15.79%	0.51%
The Company’s leverage capital ratio	5.46%	5.11%	0.35%
The Company’s total capital ratio	14.70%	14.33%	0.37%
The Company’s tangible common equity to tangible assets	(0.18)%	0.05%	(0.23)%

Asset Quality & Earning Assets Review

•                 Nonperforming loans declined $19.9 million (24.1%) during the six months of 2013 to $62.7 million as of June 30, 2013, from $82.6 million as of December 31, 2012.  Our June 30, 2013, lower level of nonperforming loans as measured at quarter-end was the lowest since June 30, 2008.  Nonperforming loans declined primarily because of successful negotiations by our staff with guarantors and movement to OREO, as well as loans being upgraded to accruing status when borrowers financial condition showed meaningful improvement.

•                 Loans that were classified as performing but 30 to 89 days past due and still accruing interest decreased to $4.3 million at June 30, 2013, from $12.9 million at December 31, 2012, and from $6.4 million at June 30, 2012.

•                 OREO declined from $72.4 million at December 31, 2012, to $59.5 million at June 30, 2013.  OREO dispositions totaling $19.5 million in the six month period were somewhat offset by new OREO and improvements to existing OREO of $11.2 million.  Valuation write-downs of properties held for sale reduced the reported total by $4.7 million with related expense recognized.

•                 Securities available-for-sale increased $5.1 million during 2013 to $584.9 million from $579.9 million at December 31, 2012.  At $290.9 million (49.7% of the portfolio) and $168.5 million (28.8% of total) asset-backed securities and collateralized mortgage-backed securities, respectively, were the largest components of the portfolio as of June 30, 2013.  The Company’s asset-backed securities were heavily oriented to those backed by student loan debt under a guarantee from the U.S. Department of Education.

Net Interest Income

ANALYSIS OF AVERAGE BALANCES,

TAX EQUIVALENT INTEREST AND RATES

Three Months ended June 30, 2013, and 2012

(Dollar amounts in thousands - unaudited)

	2013			2012
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Interest bearing deposits	$43,933	$27	0.24%	$56,486	$35	0.25%
Securities:
Taxable	569,877	2,698	1.89	364,475	1,856	2.04
Non-taxable (tax equivalent)	20,752	268	5.17	11,165	157	5.62
Total securities	590,629	2,966	2.01	375,640	2,013	2.14
Dividends from FRB and FHLB stock	10,742	76	2.83	12,382	77	2.49
Loans and loans held-for-sale [1]	1,118,892	13,974	4.94	1,293,446	17,688	5.41
Total interest earning assets	1,764,196	17,043	3.83	1,737,954	19,813	4.52
Cash and due from banks	22,948	-	-	34,279	-	-
Allowance for loan losses	(38,228)	-	-	(48,353)	-	-
Other noninterest bearing assets	194,782	-	-	240,075	-	-
Total assets	$1,943,698			$1,963,955
Liabilities and Stockholders’ Equity
NOW accounts	$297,918	$65	0.09%	$279,205	$67	0.10%
Money market accounts	319,236	115	0.14	310,497	135	0.17
Savings accounts	230,822	41	0.07	214,873	52	0.10
Time deposits	497,262	1,800	1.45	576,099	2,342	1.64
Interest bearing deposits	1,345,238	2,021	0.60	1,380,674	2,596	0.76
Securities sold under repurchase agreements	24,692	-	-	4,636	1	0.09
Other short-term borrowings	769	-	-	3,132	1	0.13
Junior subordinated debentures	58,378	1,314	9.00	58,378	1,220	8.36
Subordinated debt	45,000	205	1.80	45,000	224	1.97
Notes payable and other borrowings	500	4	3.16	500	4	3.16
Total interest bearing liabilities	1,474,577	3,544	0.96	1,492,320	4,046	1.09
Noninterest bearing deposits	357,802	-	-	373,869	-	-
Other liabilities	35,202	-	-	26,774	-	-
Stockholders’ equity	76,117	-	-	70,992	-	-
Total liabilities and stockholders’ equity	$1,943,698			$1,963,955
Net interest income (tax equivalent)		$13,499			$15,767
Net interest income (tax equivalent) to total earning assets			3.07%			3.65%
Interest bearing liabilities to earning assets	83.58%			85.87%

1  Interest income from loans is shown on a tax equivalent basis as discussed in the table on page 18 and includes fees of $551,000 and $519,000 for the second quarter of 2013 and 2012, respectively.  Nonaccrual loans are included in the above stated average balances.

Note: Tax equivalent basis is calculated using a marginal tax rate of 35%.

ANALYSIS OF AVERAGE BALANCES,

TAX EQUIVALENT INTEREST AND RATES

Six Months ended June 30, 2013, and 2012

(Dollar amounts in thousands - unaudited)

	2013			2012
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Interest bearing deposits	$56,395	$69	0.24%	$50,252	$60	0.24%
Securities:
Taxable	559,114	4,996	1.79	345,681	3,354	1.94
Non-taxable (tax equivalent)	15,407	451	5.85	10,872	316	5.81
Total securities	574,521	5,447	1.90	356,553	3,670	2.06
Dividends from FRB and FHLB stock	10,971	152	2.77	12,854	151	2.35
Loans and loans held-for-sale [1]	1,131,210	28,945	5.09	1,325,558	35,462	5.29
Total interest earning assets	1,773,097	34,613	3.89	1,745,217	39,343	4.46
Cash and due from banks	26,411	-	-	25,344	-	-
Allowance for loan losses	(38,609)	-	-	(49,857)	-	-
Other noninterest bearing assets	199,076	-	-	240,031	-	-
Total assets	$1,959,975			$1,960,735
Liabilities and Stockholders’ Equity
NOW accounts	$294,504	$129	0.09%	$278,141	$139	0.10%
Money market accounts	324,279	238	0.15	305,629	301	0.20
Savings accounts	226,380	82	0.07	210,019	114	0.11
Time deposits	501,450	3,653	1.47	584,830	4,947	1.70
Interest bearing deposits	1,346,613	4,102	0.61	1,378,619	5,501	0.80
Securities sold under repurchase agreements	22,490	1	0.01	3,156	1	0.06
Other short-term borrowings	22,182	19	0.17	6,648	4	0.12
Junior subordinated debentures	58,378	2,601	8.91	58,378	2,417	8.28
Subordinated debt	45,000	401	1.77	45,000	461	2.03
Notes payable and other borrowings	500	8	3.18	500	8	3.16
Total interest bearing liabilities	1,495,163	7,132	0.96	1,492,301	8,392	1.13
Noninterest bearing deposits	355,651	-	-	370,815	-	-
Other liabilities	34,398	-	-	24,367	-	-
Stockholders’ equity	74,763	-	-	73,252	-	-
Total liabilities and stockholders’ equity	$1,959,975			$1,960,735
Net interest income (tax equivalent)		$27,481			$30,951
Net interest income (tax equivalent) to total earning assets			3.13%			3.57%
Interest bearing liabilities to earning assets	84.32%			85.51%

1  Interest income from loans is shown on a tax equivalent basis as discussed in the table on page 18 and includes fees of $1.2 million and $936,000 for the first six months of 2013 and 2012, respectively.  Nonaccrual loans are included in the above stated average balances.

Note: Tax equivalent basis is calculated using a marginal tax rate of 35%.

Net interest and dividend income decreased $3.5 million, from $30.8 million in the first half of 2012, to $27.3 million in the first half of 2013.  Average earning assets increased $27.9 million, or 1.6%, from $1.75 billion in the first half of 2012, to $1.77 billion in the first half of 2013 as a result of growth in investment securities.  Management continued to emphasize asset quality in securities and new loan originations continued to be limited.  Average loans, including loans held for sale, decreased $194.3 million from the first half of 2012 to the first half of 2013.  The net interest margin was 3.07% for the second quarter of 2013 compared to 3.65% on this metric for second quarter of 2012.

Asset Quality

Loan Charge-offs, net of (recoveries)	Three Months Ended		Year to Date
(in thousands)	June 30,		June 30,
	2013	2012	2013	2012
Real estate-construction
Homebuilder	$(305)	$287	$(302)	$919
Land	(1)	-	(2)	(666)
Commercial speculative	718	1,514	(49)	1,798
All other	2	137	1	120
Total real estate-construction	414	1,938	(352)	2,171
Real estate-residential
Investor	64	1,887	(85)	3,047
Owner occupied	70	427	51	1,097
Revolving and junior liens	701	513	1,050	809
Total real estate-residential	835	2,827	1,016	4,953
Real estate-commercial, nonfarm
Owner general purpose	(19)	309	(38)	1,139
Owner special purpose	(260)	(1,150)	(143)	1,226
Non-owner general purpose	161	3,342	(156)	4,374
Non-owner special purpose	-	124	(824)	78
Retail properties	631	2	(542)	3,901
Total real estate-commercial, nonfarm	513	2,627	(1,703)	10,718
Real estate-commercial, farm	-	-	-	-
Commercial	-	93	235	97
Other	30	39	59	56
	$1,792	$7,524	$(745)	$17,995

Charge-offs for second quarter 2013 were primarily from previously established specific reserves on nonaccrual loans deemed uncollectible.  Charge off activity continued to be improved from last year.

	Nonperforming Loans as of			June 30, 2013 Dollar change From
(in thousands)	June 30,	March 31,	June 30,	March 31,	June 30,
	2013	2013	2012	2013	2012
Real estate-construction	$6,303	$8,040	$20,213	$(1,737)	$(13,910)
Real estate-residential:
Investor	13,662	8,524	13,631	5,138	31
Owner occupied	7,927	8,269	15,103	(342)	(7,176)
Revolving and junior liens	3,431	3,776	3,138	(345)	293
Real estate-commercial, nonfarm	31,190	38,588	57,123	(7,398)	(25,933)
Real estate-commercial, farm	53	2,417	2,278	(2,364)	(2,225)
Commercial	104	210	1,091	(106)	(987)
	$62,670	$69,824	$112,577	$(7,154)	$(49,907)

Nonperforming loans consist of nonaccrual loans, nonperforming restructured accruing loans and loans 90 days or greater past due still accruing.  The largest decrease in the nonperforming loans since June 30, 2012 was in the real estate–commercial, nonfarm segment as this segment’s upgrades and migration to OREO were greater than the migration of loans to nonperforming status.

	Classified loans as of			June 30, 2013 Dollar Change From
(in thousands)	June 30,	March 31,	June 30,	March 31,	June 30,
	2013	2013	2012	2013	2012
Real estate-construction	$7,005	$12,656	$25,180	$(5,651)	$(16,180)
Real estate-residential:
Investor	13,968	8,913	19,198	5,055	(5,230)
Owner occupied	11,008	10,463	17,908	545	(2,404)
Revolving and junior liens	5,086	5,722	4,324	(636)	762
Real estate-commercial, nonfarm	43,827	61,442	85,135	(17,615)	(41,308)
Real estate-commercial, farm	53	2,417	2,278	(2,364)	(2,225)
Commercial	705	747	1,409	(42)	(704)
Other	1	1	7	-	(6)
	$81,653	$102,361	$155,439	$(20,708)	$(67,295)

Classified loans include nonaccrual, performing troubled debt restructurings and all other loans considered substandard.  All three components are down since June 30, 2012.  Classified assets include both classified loans and OREO.  Management monitors a ratio of classified assets to the sum of Bank Tier 1 capital and the allowance for loan and lease loss reserve. This ratio reflects another measure of overall improvement in loan related asset quality.  The decline in both classified loans and OREO in second quarter improved this ratio for the tenth straight quarter.

Allowance for Loan and Lease Losses

Below is a reconciliation for the activity for the periods indicated (in thousands):

	Three Months Ending
	6/30/2013	3/31/2013	6/30/2012

Allowance at beginning of quarter	$38,634	$38,597	$47,610
Charge-offs:
Commercial	25	254	98
Real estate - commercial	1,018	508	4,059
Real estate - construction	894	4	1,940
Real estate - residential	1,014	585	2,895
Consumer and other loans	134	172	138
Total charge-offs	3,085	1,523	9,130
Recoveries:
Commercial	25	19	4
Real estate - commercial	505	2,724	1,433
Real estate - construction	480	770	2
Real estate - residential	179	404	68
Consumer and other loans	104	143	99
Total recoveries	1,293	4,060	1,606
Net charge-offs (recoveries)	1,792	(2,537)	7,524
(Release) provision for loan losses	(1,800)	(2,500)	200
Allowance at end of year	$35,042	$38,634	$40,286

Average total loans (exclusive of loans held-for-sale)	$1,113,315	$1,138,579	$1,287,815
Net charge-offs to average loans	0.16%	(0.22)%	0.58%
Allowance at year end to average loans	3.15%	3.39%	3.13%

Ending balance: Individually evaluated for impairment	$5,036	$5,038	$6,347
Ending balance: Collectively evaluated for impairment	$30,006	$33,596	$33,939

The coverage ratio of the allowance for loan losses to nonperforming loans was 55.9% as of June 30, 2013, which reflects an increase from 55.3% as of March 31, 2013.  A decrease of $7.2 million, or 10.2%, in nonperforming loans in the three months drove the overall coverage ratio change.  Management updated the estimated specific allocations in the second quarter after receiving more recent appraisals for detailed collateral valuations or information on cash flow trends related to the impaired credits.  Management determined the estimated amount to provide in the allowance for loan losses based upon a number of considerations, including loan growth or contraction, the quality and composition of the loan portfolio and loan loss experience.  The latter item was also weighted more heavily based upon recent loss experience.  The construction and development (“C & D”) portfolio, which has accounted for significant losses in previous periods, has had diminished adverse migration and the remaining credits are exhibiting more stable credit characteristics.  Management believes that adequate reserves have been established for the inherent risk of loss in the C & D portfolio.

Management regularly reviews the performance of the higher risk pool within commercial real estate loans and adjusts the population and the related loss factors taking into account adverse market trends, including collateral valuation, as well as assessments of the credits in that pool.  Those assessments capture management’s estimate of the potential for adverse migration to an impaired status as well as its estimation of what the potential valuation impact from that migration would be if it were to occur.  The amount of assets subject to this pool factor decreased by 51.0% at June 30, 2013, as compared to December 31, 2012.  Management has also observed that many stresses in those credits were generally attributable to cyclical economic events that were showing some signs of stabilization.  Those signs included a reduction in loan migration to watch status, as well as a decrease in 30 to 89 day past due loans and some stabilization in values of certain properties.

The above changes in estimates were made by management to be consistent with observable trends within loan portfolio segments and in conjunction with market conditions and credit review administration activities.  Several environmental factors are also evaluated on an ongoing basis and are included in the assessment of the adequacy of the allowance for loan losses. Management determined that a combination of recoveries of prior amounts charged-off and an overall improvement in loan asset quality justified a loan loss reserve release in second quarter.  When measured as a percentage of loans outstanding, the total allowance for loan losses decreased from 3.3% of total loans as of June 30, 2012, to 3.2% of total loans at June 30, 2013.  In management’s judgment, an adequate allowance for estimated losses has been established for inherent losses at June 30, 2013; however, there can be no assurance that actual losses will not exceed the estimated amounts in the future.

Other Real Estate Owned

OREO decreased $6.2 million from $65.7 million at March 31, 2013 to $59.5 million at June 30, 2013.  Disposition activity and valuation writedowns in the second quarter more than offset numerous but smaller dollar additions to OREO, leading to this overall decrease.  In the second quarter of 2013, management successfully managed OREO transactions as shown below.  As a result, OREO holdings in all categories (vacant land suitable for farming, single family residences, lots suitable for development, multi-family and commercial property) were down or essentially unchanged in the quarter.  Overall, a net gain on sale of $386,000 was realized in the second quarter.

	Three Months Ended		Year to Date
(in thousands)	June 30,		June 30,
	2013	2012	2013	2012
Beginning balance	$65,663	$101,680	$72,423	$93,290
Property additions	4,196	3,432	11,181	19,350
Development improvements	-	197	50	515
Less:
Property disposals	7,804	10,342	19,465	15,688
Period valuation adjustments	2,590	5,296	4,724	7,796
Other real estate owned	$59,465	$89,671	$59,465	$89,671

The OREO valuation reserve decreased to $30.5 million, which is 33.9% of gross OREO at June 30, 2013.  The valuation reserve represented 23.5% and 30.3% of gross OREO at June 30, 2012 and December 31, 2012, respectively.  In management’s judgment, an adequate property valuation allowance has been established to present OREO at current estimates of fair value less costs to sell; however, there can be no assurance that additional losses will not be incurred on disposition or update to valuation in the future.

OREO Properties by Type

(in thousands)	June 30, 2013		March 31, 2013		June 30, 2012
	Amount	% of Total	Amount	% of Total	Amount	% of Total
Single family residence	$8,161	14%	$9,854	15%	$10,459	12%
Lots (single family and commercial)	23,781	40%	26,130	40%	31,805	35%
Vacant land	3,266	5%	4,610	7%	7,662	9%
Multi-family	2,210	4%	2,134	3%	7,524	8%
Commercial property	22,047	37%	22,935	35%	32,221	36%
Total OREO properties	$59,465	100%	$65,663	100%	$89,671	100%

March 31, 2013 data reflects a $2.6 million reclassification of OREO participations from a liability to a contra OREO asset which was reduced to $2.5 million at June 30, 2013.  No adjustment has been made in June 30, 2012 data.

Net OREO Aging

(in thousands)	June 30, 2013		March 31, 2013		June 30, 2012
	Amount	% of Total	Amount	% of Total	Amount	% of Total

0-90 Days	$4,025	7%	$3,929	6%	$3,418	4%
91-180 Days	3,086	5%	3,666	5%	12,200	14%
181 Days - 1 Year	6,380	11%	5,661	9%	25,748	29%
1 Year to 2 Years	20,356	34%	27,067	41%	34,579	39%
2 Years to 3 Years	17,404	29%	17,101	26%	9,463	11%
3 Years to 4 Years	4,529	8%	4,392	7%	4,263	5%
4 Years +	3,685	6%	3,847	6%	-	0%
Total	$59,465	100%	$65,663	100%	$89,671	100%

March 31, 2013 data reflects a $2.6 million reclassification of OREO participations from a liability to a contra OREO asset reduced to $2.5 million at June 30, 2013.  No adjustment has been made in the June 30, 2012 data.

As part of our OREO management process, we age or track the time that OREO is held for sale.  The table above shows that, in total, where 47% of our OREO at June 30, 2012, had been held for less than one year, that percentage dropped to 23% at June 30, 2013.  When properties are tracked as being held for one to three years, the percentage of total OREO in that age class rose to 63% at June 30, 2013, up from 50% at June 30, 2012.  While the dollar totals held for more than three years were smaller than other aging categories, a similar trend was found in properties held in OREO for more than three years (14% as of June 30, 2013, up 2% and 9% from March 31, 2013 and June 30, 2012, respectively) with approximately $3.7 million held for over four years at June 30, 2013.

Noninterest Income

	Three Months Ended			June 30, 2013 Dollar Change From
(in thousands)	June 30,	March 31,	June 30,	March 31,	June 30,
	2013	2013	2012	2013	2012
Noninterest income
Trust income	$1,681	$1,491	$1,463	$190	$218
Service charges on deposits	1,799	1,677	1,893	122	(94)
Residential mortgage revenue	2,821	2,450	2,272	371	549
Securities gains, net	745	1,453	692	(708)	53
Increase in cash surrender value of bank-owned life insurance	372	407	326	(35)	46
Death benefit realized on bank-owned life insurance	375	-	-	375	375
Debit card interchange income	900	792	1,113	108	(213)
Lease revenue from other real estate owned	257	408	911	(151)	(654)
Net gain on sales of other real estate owned	386	181	355	205	31
Other income	1,147	1,737	1,371	(590)	(224)
Total noninterest income	$10,483	$10,596	$10,396	$(113)	$87

Portfolio management to lessen risk while maintaining and improving selected yields produced gains on securities sales in second quarter 2013 that are up from second quarter 2012.  Other noninterest income in 2013 reflects recapture during first quarter of expense previously recorded for restricted stock awards and a new debit card agreement signed in second quarter.

Noninterest Expense

	Three Months Ended			June 30, 2013 Dollar Change From
(in thousands)	June 30,	March 31,	June 30,	March 31,	June 30,
	2013	2013	2012	2013	2012
Noninterest expense
Salaries and employee benefits	$9,177	$9,032	$8,823	$145	$354
Occupancy expense, net	1,242	1,279	1,207	(37)	35
Furniture and equipment expense	1,104	1,144	1,183	(40)	(79)
FDIC insurance	1,024	1,035	1,029	(11)	(5)
General bank insurance	491	849	841	(358)	(350)
Amortization of core deposit intangible assets	525	525	250	-	275
Advertising expense	328	166	264	162	64
Debit card interchange expense	362	344	453	18	(91)
Legal fees	486	323	770	163	(284)
OREO valuation expense	2,589	1,987	5,127	602	(2,538)
Other OREO expense	1,356	1,699	1,661	(343)	(305)
Other expense	3,510	3,144	3,026	366	484
Total noninterest expense	$22,194	$21,527	$24,634	$667	$(2,440)

Salaries and benefits are up from first quarter 2013 due to accrual of management bonus amounts under Board approved incentive plans.  Amortization expense related to core deposit intangible assets increased from the June quarter in 2012 as the value of those deposits has dropped in the current historically low interest rate environment.  Legal fees expenses dropped on accounting recoveries and management control of legal expense continued. OREO valuation expenses decreased from 2012 as property valuation declines, while still sizable, are more moderate than seen last year.

Additional Loan Detail

	Major Classification of Loans as of			June 30, 2013 Dollar Change From
(in thousands)	June 30,	March 31,	June 30,	March 31,	June 30,
	2013	2013	2012	2013	2012
Commercial	$86,173	$84,332	$90,051	$1,841	$(3,878)
Real estate - commercial	563,061	566,349	625,056	(3,288)	(61,995)
Real estate - construction	34,964	40,698	57,064	(5,734)	(22,100)
Real estate - residential	386,504	394,599	447,151	(8,095)	(60,647)
Consumer	2,793	2,908	3,321	(115)	(528)
Overdraft	505	584	520	(79)	(15)
Lease financing receivables	11,863	8,574	2,644	3,289	9,219
Other	16,371	15,022	12,235	1,349	4,136
	1,102,234	1,113,066	1,238,042	(10,832)	(135,808)
Net deferred loan costs and (fees)	469	236	92	233	377
	$1,102,703	$1,113,302	$1,238,134	$(10,599)	$(135,431)

While long term lending staff, along with additional new hires, are assisting in increasing loan pipelines, the lack of expansion by local businesses is still leading to weaker loan demand.  Low line utilization along with upcoming loan maturities and difficult pricing competition continue.  Additional pay downs along with the exodus of transactional business, although at a slower than historical pace, has contributed to the loan decline.

Additional Securities Detail

	Securities at Fair Value as of			June 30, 2013 Dollar Change From
(in thousands)	June 30,	March 31,	June 30,	March 31,	June 30,
	2013	2013	2012	2013	2012

U.S. Treasury	$1,547	$1,502	$1,515	$45	$32
U.S. government agencies	6,726	69,265	44,623	(62,539)	(37,897)
U.S. government agency mortgage-backed	52,414	76,352	95,208	(23,938)	(42,794)
States and political subdivisions	20,119	27,015	14,058	(6,896)	6,061
Corporate Bonds	34,429	38,579	35,267	(4,150)	(838)
Collateralized mortgage obligations	168,505	131,669	62,387	36,836	106,118
Asset-backed securities	290,853	220,737	136,674	70,116	154,179
Collateralized debt obligations	10,344	10,627	9,163	(283)	1,181
	$584,937	$575,746	$398,895	$9,191	$186,042

Second  quarter purchases generally consisted of auction rate asset-backed securities backed by student loans with U.S. Department of Education guarantees.  Other noteworthy purchases were made on Collateralized Mortgage Obligations and mortgage-backed securities, including some privately issued mortgage-backed securities.  Sales were conducted to maintain yield while lowering market value risk.

Deposits Detail

	As Of			June 30, 2013 Dollar Change From
(in thousands)	June 30,	March 31,	June 30,	March 31,	June 30,
	2013	2013	2012	2013	2012
Noninterest bearing	$366,406	$351,328	$412,635	$15,078	$(46,229)
Savings	227,687	230,771	213,634	(3,084)	14,053
NOW accounts	287,492	303,385	272,330	(15,893)	15,162
Money market accounts	312,773	331,707	314,236	(18,934)	(1,463)
Certificates of deposits:
of less than $100,000	306,302	312,193	347,789	(5,891)	(41,487)
of $100,000 or more	189,963	188,872	209,400	1,091	(19,437)
	$1,690,623	$1,718,256	$1,770,024	$(27,633)	$(79,401)

The Company’s stable deposit base was impacted year over year by the expiration of the TAG program that provided FDIC insurance on large account balances.  Income and property tax payments contributed to the linked quarter decline in deposits.  In addition, we believe that some retail deposits were withdrawn to take advantage of other investment opportunities in both comparative periods.

Borrowings

One of the Company’s most significant borrowing relationships continued to be the $45.5 million credit facility with Bank of America.  That credit facility began in January 2008 and was originally composed of a $30.5 million senior debt facility and $500,000 in term debt, as well as $45.0 million of subordinated debt.  The subordinated debt and the term debt portion of the senior debt facility mature on March 31, 2018.  The interest rate on the senior debt facility resets quarterly and is based on, at the Company’s option, either the lender’s prime rate or three-month LIBOR plus 90 basis points.  The interest rate on the subordinated debt resets quarterly and is equal to three-month LIBOR plus 150 basis points.  The Company had no principal outstanding balance on the senior line of credit when it matured but did have $500,000 in principal outstanding in term debt and $45.0 million in principal outstanding in subordinated debt at the end of both December 31, 2012, and June 30, 2013.  The term debt is secured by all of the outstanding capital stock of the Bank.  The Company has made all required interest payments on the outstanding principal amounts on a timely basis.  Pursuant to the Written Agreement defined below with the Federal Reserve Bank of Chicago (the “Federal Reserve”), the Company must receive the Federal Reserve’s approval prior to making any interest payments on the subordinated debt.

The credit facility agreement contains usual and customary provisions regarding acceleration of the senior debt upon the occurrence of an event of default by the Company under the senior debt agreement.  The senior debt agreement also contains certain customary representations and warranties and financial and negative covenants.  At June 30, 2013, the Company was out of compliance with one of the financial covenants contained within the credit agreement.  Previously, the Company had been out of compliance with two of the financial covenants.  The agreement provides that upon an event of default as the result of the Company’s failure to comply with a financial covenant, relating to the senior debt, the lender may (i) terminate all commitments to extend further credit, (ii) increase the interest rate on the revolving line of the term debt  by 200 basis points, (iii) declare the senior debt immediately due and payable, and (iv) exercise all of its rights and remedies at law, in equity and/or pursuant to any or all collateral documents, including foreclosing on the collateral.  The total outstanding principal amount of the senior debt is the $500,000 in term debt.  Because the subordinated debt is treated as Tier 2 capital for regulatory capital purposes, the senior debt agreement does not provide the lender with any rights of acceleration or other remedies with regard to the subordinated debt upon an event of default caused by the Company’s failure to comply with a financial covenant.

The Company increased its securities sold under repurchase agreements $12.6 million, or 70.7%, from December 31, 2012.  The Company’s other short-term borrowings decreased $100.0 million, from December 31, 2012 as a Federal Home Loan Bank of Chicago advance matured and was not replaced.

Capital

As of June 30, 2013, total stockholders’ equity was $71.1 million, which was a decrease of $1.5 million, or 2.0%, from $72.6 million as of December 31, 2012.  This decrease was primarily attributable to the increase in the accumulated other comprehensive loss, specifically unrealized loss on securities available for sale in the second quarter of 2013.  Unrealized loss on securities available for sale was $1.3 million at December 31, 2012 and $10.5 million at June 30, 2013 causing a reduction in capital of $9.2 million.  Additionally, as discussed further below total stockholders’ equity benefited by the Company not accruing a dividend for the second quarter of 2013 on its Series B Perpetual Preferred Stock (the “Series B Stock”).  As of June 30, 2013, the Company’s regulatory ratios of total capital to risk weighted assets, Tier 1 capital to risk weighted assets and Tier 1 leverage increased to 14.70%, 7.89% and 5.46%, respectively, compared to 13.62%, 6.81% and 4.85%, respectively, at December 31, 2012.  The Company, on a consolidated basis, exceeded the minimum ratios to be deemed “adequately capitalized” under regulatory defined capital ratios at June 30, 2013.  The same capital ratios at the Bank were 16.30%, 15.03% and 10.40%, respectively, at June 30, 2013, compared to 14.86%, 13.59%, and 9.67%, at December 31, 2012.  The Bank’s ratios exceeded the heightened capital ratios agreed to in the consent order the Bank entered with the Office of the Comptroller of Currency (“OCC”) in the May 2011 Consent Order (“Consent Order”).

In July 2013, the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency issued their final rules for regulatory capital and the implementation of Basel III that will become effective for organizations such as ours on January 1, 2015.  The final rule introduces enhanced standard capital standards to help ensure that the largest and most complex banking organizations have adequate capital.  The final rule also introduces new capital requirements for smaller banking organizations such as ours, which are intended to address the risks generally associated with Community banking organizations.  Management is reviewing the new rules to assess their impact of our organization.

In July 2011, the Company also entered into a written agreement (the “Written Agreement”) with the Federal Reserve designed to maintain the financial soundness of the Company.  Key provisions of the Written Agreement include restrictions on the Company’s payment of dividends on its capital stock, restrictions on the Company taking dividends or other payments from the Bank that reduce the Bank’s capital, restrictions on subordinated debenture and trust preferred security distributions, restrictions on incurring additional debt or repurchasing stock, capital planning provisions, requirements to submit cash flow projections to the Reserve Bank, requirements to comply with certain notice provisions pertaining to changes in directors or senior management, requirements to comply with regulatory restrictions on indemnification and severance payments, and requirements to submit certain reports to the Reserve Bank.  The Written Agreement also calls for the Company to serve as a source of strength for the Bank, including ensuring that the Bank complies with the Consent Order.

In addition to the above regulatory ratios, the Company’s non-GAAP tangible common equity to tangible assets decreased to (0.18)% at June 30, 2013, largely attributable to the increase in the accumulated other comprehensive loss.  Specifically unrealized loss on securities available for sale rose sharply in the second quarter of 2013.  The Tier 1 common equity to risk weighted assets increased to 0.48% at June 30, 2013.  2013 results compared to (0.13)% and (0.12)%, respectively, at December 31, 2012.

As previously announced in the third quarter of 2010, the Company elected to defer regularly scheduled interest payments on $58.4 million of junior subordinated debentures related to the trust preferred securities issued by its two statutory trust subsidiaries, Old Second Capital Trust I and Old Second Capital Trust II (the “Trust Preferred Securities”).  Because of the deferral on the subordinated debentures, the trusts will defer regularly scheduled dividends on their Trust Preferred Securities.  The total accumulated interest on the Trust Preferred Securities including compounded interest from July 1, 2010 on the deferred payments totaled $14.3 million at June 30, 2013.

Auctions were held and transactions were settled in first quarter 2013 reflecting Treasury’s efforts to conclude the Troubled Asset Relief Program Capital Purchase Program.  All of the Old Second Bancorp Series B Stock held by Treasury was sold to third parties, including certain of our directors.  At December 31, 2012, Old Second Bancorp carried $71.9 million of Series B Stock in Total Stockholders Equity.  At June 30, 2013, the Company carried $72.4 million of Series B Stock, which reflected discount accretion but no dividend accrual for second quarter, as discussed below.

Following  the completed auctions, the Company’s Board elected to stop accruing the dividend on the Series B Stock.  Previously, the Company had declared and accrued the dividend on the Series B Stock quarterly throughout the deferral period.  Given the discount reflected in the results of the auction, the Board believes that the Company will likely be able to repurchase the Series B Stock in the future at a price less than the face amount of the Series B Stock plus accrued and unpaid dividends.  Therefore, under GAAP, the Company did not fully accrue the dividend on the Series B Stock in the first quarter and did not accrue for it in second quarter.  The Company will continue to evaluate whether declaring dividends on the Series B Stock is appropriate in future periods.  Pursuant to the terms of the Series B Stock, the dividends paid on the Series B Stock will increase from 5% to 9% in 2014.

Non-GAAP Presentations: Management has traditionally disclosed certain non-GAAP ratios to evaluate and measure the Company’s performance, including a net interest margin calculation.  The net interest margin is calculated by dividing net interest income on a tax equivalent basis by average earning assets for the period.  Management believes this measure provides investors with information regarding balance sheet profitability.  Management also presents an efficiency ratio that is non-GAAP.  The efficiency ratio is calculated by dividing adjusted noninterest expense by the sum of net interest income on a tax equivalent basis and adjusted noninterest income.  Management believes this measure provides investors with information regarding the Company’s operating efficiency and how management evaluates performance internally.  Consistent with industry practice, management also disclosed the tangible common equity to tangible assets and the Tier 1 common equity to risk weighted assets in the discussion immediately above and in the following tables.  The tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Forward Looking Statements: This report may contain forward-looking statements.  Forward looking statements are identifiable by the inclusion of such qualifications as expects, intends, believes, may, likely or other indications that the particular statements are not based upon facts but are rather based upon the Company’s beliefs as of the date of this release.  Actual events and results may differ significantly from those described in such forward-looking statements, due to changes in the economy, interest rates or other factors.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  For additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results, please review our filings with the Securities and Exchange Commission.

Financial Highlights (unaudited)

In thousands, except share data

	As of and for the		As of and for the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Summary Statements of Operations:
Net interest and dividend income	$13,388	$15,690	$27,290	$30,794
(Release) provision for loan losses	(1,800)	200	(4,300)	6,284
Noninterest income	10,483	10,396	21,079	20,860
Noninterest expense	22,194	24,634	43,721	47,086
Provision for income taxes	-	-	-	-
Net income (loss)	3,477	1,252	8,948	(1,716)
Net income (loss) available to common stockholders	2,172	14	6,354	(4,177)
Key Ratios (annualized):
Return on average assets	0.72%	0.26%	0.92%	(0.18%)
Return to common stockholders on average assets	0.45%	0.00%	0.65%	(0.43%)
Return on average equity	18.32%	7.09%	24.14%	(4.71%)
Return on average common equity	226.22%	(23.08%)	487.57%	(392.52%)
Net interest margin (non-GAAP tax equivalent)[1]	3.07%	3.65%	3.13%	3.57%
Efficiency ratio (non-GAAP tax equivalent)[1]	78.87%	70.07%	77.17%	69.67%
Tangible common equity to tangible assets[2]	(0.18%)	(0.27%)	(0.18%)	(0.27%)
Tier 1 common equity to risk weighted assets[2]	0.48%	(0.12%)	0.48%	(0.12%)
Company total capital to risk weighted assets [3]	14.70%	12.33%	14.70%	12.33%
Company tier 1 capital to risk weighted assets [3]	7.89%	6.16%	7.89%	6.16%
Company tier 1 capital to average assets	5.46%	4.81%	5.46%	4.81%
Bank total capital to risk weighted assets [3]	16.30%	13.25%	16.30%	13.25%
Bank tier 1 capital to risk weighted assets [3]	15.03%	11.99%	15.03%	11.99%
Bank tier 1 capital to average assets	10.40%	9.35%	10.40%	9.35%
Per Share Data:
Basic earnings (loss) per share	$0.15	$0.00	$0.45	($0.29)
Diluted earnings (loss) per share	$0.15	$0.00	$0.45	($0.29)
Dividends declared per share	$0.00	$0.00	$0.00	$0.00
Common book value per share	($0.09)	($0.09)	($0.09)	($0.09)
Tangible common book value per share	($0.25)	($0.39)	($0.25)	($0.39)
Ending number of shares outstanding	13,882,910	14,084,328	13,882,910	14,084,328
Average number of shares outstanding	13,882,910	14,084,328	13,978,979	14,063,936
Diluted average shares outstanding	14,077,778	14,210,928	14,117,431	14,203,535
End of Period Balances:
Loans	$1,102,703	$1,238,134	$1,102,703	$1,238,134
Deposits	1,690,623	1,770,024	1,690,623	1,770,024
Stockholders’ equity	71,102	70,147	71,102	70,147
Total earning assets	1,758,024	1,740,665	1,758,024	1,740,665
Total assets	1,932,934	1,985,658	1,932,934	1,985,658
Average Balances:
Loans	$1,113,315	$1,287,815	$1,125,877	$1,318,629
Deposits	1,703,040	1,754,543	1,702,264	1,749,434
Stockholders’ equity	76,117	70,992	74,763	73,252
Total earning assets	1,764,196	1,737,954	1,773,097	1,745,217
Total assets	1,943,698	1,963,955	1,959,975	1,960,735

1 Tabular disclosures of the tax equivalent calculation including the net interest margin and efficiency ratio for the quarters ending June 30, 2013, and 2012, respectively, are presented on page 19.

2 The information necessary to reconcile GAAP measures and the ratios of Tier 1 capital, total capital, tangible common equity or Tier 1 common equity, as applicable, to average total assets, risk-weighted assets or tangible assets, as applicable, is presented on page 20.

3 The Company and the Bank are subject to regulatory capital requirements administered by federal banking agencies.  Those agencies define the basis for these calculations, including the prescribed methodology for the calculation of the amount of risk-weighted assets.

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands)

	(unaudited)	(audited)
	June 30,	December 31,
	2013	2012
Assets
Cash and due from banks	$12,264	$44,221
Interest bearing deposits with financial institutions	55,594	84,286
Cash and cash equivalents	67,858	128,507
Securities available-for-sale	584,937	579,886
Federal Home Loan Bank and Federal Reserve Bank stock	10,292	11,202
Loans held-for-sale	4,498	9,571
Loans	1,102,703	1,150,050
Less: allowance for loan losses	35,042	38,597
Net loans	1,067,661	1,111,453
Premises and equipment, net	46,793	47,002
Other real estate owned, net	59,465	72,423
Mortgage servicing rights, net	5,301	4,116
Core deposit and other intangible asset, net	2,226	3,276
Bank-owned life insurance (BOLI)	54,586	54,203
Other assets	29,317	24,160
Total assets	$1,932,934	$2,045,799

Liabilities
Deposits:
Noninterest bearing demand	$366,406	$379,451
Interest bearing:
Savings, NOW, and money market	827,952	826,976
Time	496,265	510,792
Total deposits	1,690,623	1,717,219
Securities sold under repurchase agreements	30,510	17,875
Other short-term borrowings	-	100,000
Junior subordinated debentures	58,378	58,378
Subordinated debt	45,000	45,000
Notes payable and other borrowings	500	500
Other liabilities	36,821	34,275
Total liabilities	1,861,832	1,973,247

Stockholders’ Equity
Preferred stock	72,396	71,869
Common stock	18,780	18,729
Additional paid-in capital	66,162	66,189
Retained earnings	19,958	12,048
Accumulated other comprehensive loss	(10,484)	(1,327)
Treasury stock	(95,710)	(94,956)
Total stockholders’ equity	71,102	72,552
Total liabilities and stockholders’ equity	$1,932,934	$2,045,799

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except share data)

	(unaudited)		(unaudited)
	Three Months Ended		Year to Date
	June 30,		June 30,
	2013	2012	2013	2012
Interest and Dividend Income
Loans, including fees	$13,912	$17,617	$28,826	$35,283
Loans held-for-sale	45	49	86	133
Securities, taxable	2,698	1,856	4,996	3,354
Securities, tax exempt	174	102	293	205
Dividends from Federal Reserve Bank and Federal Home Loan Bank stock	76	77	152	151
Interest bearing deposits with financial institutions	27	35	69	60
Total interest and dividend income	16,932	19,736	34,422	39,186
Interest Expense
Savings, NOW, and money market deposits	221	254	449	554
Time deposits	1,800	2,342	3,653	4,947
Securities sold under repurchase agreements	-	1	1	1
Other short-term borrowings	-	1	19	4
Junior subordinated debentures	1,314	1,220	2,601	2,417
Subordinated debt	205	224	401	461
Notes payable and other borrowings	4	4	8	8
Total interest expense	3,544	4,046	7,132	8,392
Net interest and dividend income	13,388	15,690	27,290	30,794
(Release) provision for loan losses	(1,800)	200	(4,300)	6,284
Net interest and dividend income after provision for loan losses	15,188	15,490	31,590	24,510
Noninterest Income
Trust income	1,681	1,463	3,172	3,114
Service charges on deposits	1,799	1,893	3,475	3,724
Secondary mortgage fees	267	311	497	607
Mortgage servicing gain, net of changes in fair value	743	(397)	987	(210)
Net gain on sales of mortgage loans	1,811	2,358	3,787	5,005
Securities gains, net	745	692	2,198	793
Increase in cash surrender value of bank-owned life insurance	372	326	779	821
Death benefit realized on bank-owned life insurance	375	-	375	-
Debit card interchange income	900	1,113	1,692	1,873
Lease revenue from other real estate owned	257	911	665	2,090
Net gain on sales of other real estate owned	386	355	567	378
Other income	1,147	1,371	2,885	2,665
Total noninterest income	10,483	10,396	21,079	20,860
Noninterest Expense
Salaries and employee benefits	9,177	8,823	18,209	17,872
Occupancy expense, net	1,242	1,207	2,521	2,442
Furniture and equipment expense	1,104	1,183	2,248	2,338
FDIC insurance	1,024	1,029	2,059	2,029
General bank insurance	491	841	1,340	1,687
Amortization of core deposit and other intangible asset	525	250	1,050	445
Advertising expense	328	264	494	582
Debit card interchange expense	362	453	706	795
Legal fees	486	770	809	1,455
Other real estate expense	3,945	6,788	7,631	11,442
Other expense	3,510	3,026	6,654	5,999
Total noninterest expense	22,194	24,634	43,721	47,086
Income (loss) before income taxes	3,477	1,252	8,948	(1,716)
Provision for income taxes	-	-	-	-
Net income (loss)	3,477	1,252	$8,948	$(1,716)
Preferred stock dividends and accretion of discount	1,305	1,238	2,594	2,461
Net income (loss) available to common stockholders	$2,172	$14	$6,354	$(4,177)

Basic income (loss) per share	$0.15	$0.00	$0.45	$(0.29)
Diluted income (loss) per share	0.15	0.00	0.45	(0.29)
Dividends declared per share	-	-	-	-

The following tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.  (Dollar amounts in thousands- unaudited)

	Three Months Ended		Year to Date
	June 30,		June 30,
	2013	2012	2013	2012
Net Interest Margin
Interest income (GAAP)	$16,932	$19,736	$34,422	$39,186
Taxable equivalent adjustment:
Loans	17	22	33	46
Securities	94	55	158	111
Interest income (TE)	17,043	19,813	34,613	39,343
Interest expense (GAAP)	3,544	4,046	7,132	8,392
Net interest income (TE)	$13,499	$15,767	$27,481	$30,951
Net interest income (GAAP)	$13,388	$15,690	$27,290	$30,794
Average interest earning assets	$1,764,196	$1,737,954	$1,773,097	$1,745,217
Net interest margin (GAAP)	3.04%	3.63%	3.10%	3.55%
Net interest margin (TE)	3.07%	3.65%	3.13%	3.57%

Efficiency Ratio
Noninterest expense	$22,194	$24,634	$43,721	$47,086
Less amortization of core deposit and other intangible asset	525	250	1,050	445
Less other real estate expense	3,945	6,788	7,631	11,442
Adjusted noninterest expense	17,724	17,596	35,040	35,199
Net interest income (GAAP)	13,388	15,690	27,290	30,794
Taxable-equivalent adjustment:
Loans	17	22	33	46
Securities	94	55	158	111
Net interest income (TE)	13,499	15,767	27,481	30,951
Noninterest income	10,483	10,396	21,079	20,860
Less death benefit related to bank-owned life insurance	375	-	375	-
Less litigation related income	4	3	15	119
Less securities gain, net	745	692	2,198	793
Less gain on sale of OREO	386	355	567	378
Adjusted noninterest income, plus net interest income (TE)	22,472	25,113	45,405	50,521
Efficiency ratio	78.87%	70.07%	77.17%	69.67%

	(unaudited)		(unaudited)
	As of June 30,		December 31,
(dollars in thousands)	2013	2012	2012

Tier 1 capital
Total stockholders’ equity	$71,102	$70,147	$72,552
Tier 1 adjustments:
Trust preferred securities	27,195	24,704	24,626
Cumulative other comprehensive loss	10,484	3,965	1,327
Disallowed intangible assets	(2,226)	(4,233)	(3,276)
Disallowed deferred tax assets	-	-	-
Other	(530)	(353)	(412)
Tier 1 capital	$106,025	$94,230	$94,817

Total capital
Tier 1 capital	$106,025	$94,230	$94,817
Tier 2 additions:
Allowable portion of allowance for loan losses	17,016	19,370	17,656
Additional trust preferred securities disallowed for tier 1 captial	29,430	31,921	31,999
Subordinated debt	45,000	45,000	45,000
Tier 2 additions subtotal	91,446	96,291	94,655
Allowable Tier 2	91,446	94,230	94,655
Other Tier 2 capital components	(6)	(6)	(6)
Total capital	$197,465	$188,454	$189,466

Tangible common equity
Total stockholders’ equity	$71,102	$70,147	$72,552
Less: Preferred equity	72,396	71,358	71,869
Intangible assets	2,226	4,233	3,276
Tangible common equity	$(3,520)	$(5,444)	$(2,593)

Tier 1 common equity
Tangible common equity	$(3,520)	$(5,444)	$(2,593)
Tier 1 adjustments:
Cumulative other comprehensive loss	10,484	3,965	1,327
Other	(530)	(353)	(412)
Tier 1 common equity	$6,434	$(1,832)	$(1,678)

Tangible assets
Total assets	$1,932,934	$1,985,658	$2,045,799
Less:
Intangible assets	2,226	4,233	3,276
Tangible assets	$1,930,708	$1,981,425	$2,042,523

Total risk-weighted assets
On balance sheet	$1,308,166	$1,484,939	$1,356,762
Off balance sheet	35,125	43,730	34,804
Total risk-weighted assets	$1,343,291	$1,528,669	$1,391,566

Average assets
Total average assets for leverage	$1,940,942	$1,959,369	$1,955,000